ARTICLES OF ASSOCIATION

PART I - GENERAL PROVISIONS

Article 1 - Company name

The Company shall be called CINERGY RENOVABLES ARAGON, S.L. UNIPERSONAL

Article 2 - Company objects

1. The Company objects shall comprise  consultancy,  development,  construction, operation and/or ownership of energy generating plant, particularly wind energy,
subject  to  compliance   with  the  special   administrative   procedures   and
requirements  laid down by law. The Company  objects shall comprise the holding, acquisition and disposal of immovable property.

2. The activities  included in the Company  objects whose exercise  requires any professional  qualification,  administrative  authorization  or entry in  public registers by law may only be executed by persons holding such authorization and,
where   appropriate,   may  not  commence   prior  to  obtaining   the  relevant
authorization or entry.

3. The activities comprising the Company objects may be conducted by the Company totally or partially,  directly or indirectly,  in any of the forms permitted by law and,  in  particular,  by holding  shares or  interests  in  companies  with identical or similar objects.

Article 3 - Company period, year-end date and commencement of trading

1. The Company shall be set up for an indefinite period.

2. The year-end date shall be 31 December each year.

3.  The  Company  shall  commence  trading  on  the  date  of  execution  of the incorporation papers.

Article 4 - Company domicile and branches

1. The Company shall be domiciled at Paseo de la Castellana  23, 2(0), CP 28046,
Madrid.

2. The  governing  body shall be competent to decide or agree to the transfer of
Company domicile within the same municipal district.

3.  The  governing  body  shall  also be  competent  to  decide  or agree to the formation,  abolition or transfer of  branches,  within and outside the national territory.

PART II - COMPANY CAPITAL AND HOLDINGS

Article 5 - Company capital

The Company  capital  amounts to THREE  THOUSAND AND FIFTY  (3,050) EUROS and is divided into THREE  THOUSAND AND FIFTY (3,050)  Company  holdings with a nominal value of ONE (1) EURO each,  numbered  consecutively  from 1 to 3,050 inclusive, that may be accumulated and are indivisible,  that may not be incorporated  into negotiable  securities or called shares. The Company capital is fully subscribed and paid up.

Article 6 - Transfer of Company holdings

1. The voluntary  transfer of Company holdings by means of acts drawn up between living  persons is subject to the general rules  contained in the law on limited liability companies.

2. The compulsory  transfer of Company holdings shall be governed by the general rules of the law on limited liability companies.

The Company shall hold a  preferential  purchase  right to the Company  holdings that are the object of auction or any other  form of  compulsory  transfer.  The content of this preferential  purchase right shall be that determined by the law on limited  liability  companies  and it may only be exercised by the Company if the partners fail to exercise the right they hold by law.

3. The rules on the  transfer  of Company  holdings on account of death shall be those laid down by law.

The surviving partners shall hold a preferential  purchase right to the holdings of the deceased partner, assessed at their actual value on the date of the death of the partner.  The provisions of the law shall govern the establishment of the value,  conditions of exercising  the  preferential  purchase  right and form of payment.

4. Transfers made in breach of the provisions of this Article shall not apply to the Company.

PART III: COMPANY BODIES

Article 7.- Company bodies

The Company shall have a General  Meeting and a Board of Directors.  With regard to everything not provided for in these Articles, these bodies shall be governed by the provisions of the law on limited liability companies.

SECTION 1.  GENERAL MEETING OF SHAREHOLDERS

Article 8 - Competence of the General Meeting

The General Meeting shall  deliberate and agree, by the majority  established by law or by the Articles,  on matters falling within its competence  determined by the law and by these  Articles.  The  matters  referred  to in  Article 16 shall comprise,  inter  alia,  matters  reserved  for the  competence  of the  General
Meeting.

Article 9 - Notice of the General Meeting

1. The  General  Meeting  shall be  called  by the  governing  body  and,  where appropriate, by the Company liquidators.

2. The General Meeting shall be called by individual  notification,  which shall be  forwarded by certified  post with  acknowledgment  of receipt to the address indicated in the Shareholders' Register.  There shall be a period of at least 15 days  between  the date on which the notice is sent to the last of the  partners and the date specified for holding the meeting.

3. The notice shall be signed by the Chairman of the Company Board of Directors.

Article 10 - Place of the meeting

The General Meeting shall be held in the place and at the address  determined in the notice. If the notice does not expressly  indicate the place of the meeting, the General Meeting shall be deemed to be called at the Company domicile.

Article 11 -Universal General Meeting

1. The General  Meeting shall be duly held to deal with any matter,  without the need for prior  notice,  whenever  the  entire  Company  capital  is  present or represented  and those present  unanimously  agree to hold the meeting and agree the agenda thereof.

2. The  Universal  General  Meeting  may be held  anywhere  within the  national territory or abroad.

Article 12 - Attendance and representation

1. The General  Meeting  may be  attended by the holders of one or more  Company holdings  who  have  entered  them in the  Shareholders'  Register  or who  have notified the Company of their acquisition prior to the meeting.

2. Partners may be  represented  at the General  Meeting by other  partners,  by their spouses, ascendants or descendants, or by persons holding general power of attorney  conferred by notarial  instrument with powers to administer the entire wealth of the Principal in national territory.

Article 13 - Board of the General Meeting

1. The Chairman and Secretary of the General Meeting shall be those appointed by the partners present at the start of the meeting.

2. If the  presence of a notary is  required,  the notary shall form part of the
Board of the General Meeting.

Article 14 - List of those present

1. Before  dealing with the agenda,  the Secretary of the General  Meeting shall draw up a list of those present,  indicating the number of partners  present and the number of partners represented and their  representations,  and the relevant holdings by number.

2. If the  attendance  list is not  attached  at the front of the minutes of the
General Meeting, it shall be attached as an annex signed by the Secretary,  with the approval of the Chairman.

Article 15 - Method of deliberating adopted by the General Meeting

1. Once the attendance  list is drawn up, the Chairman shall declare the General
Meeting validly held, where applicable,  specifying  whether it can consider all the items on the  agenda  or,  where  appropriate,  on which  ones it is able to deliberate and pass resolutions.

2. The  Chairman  shall  submit  the items on the agenda  for  deliberation,  as indicated thereon.

3. Every person with the right to attend may take part in the  deliberation,  at least  once,  in  relation  to each of the points on the  agenda,  although  the
Chairman of the General  Meeting may  establish the order of  participation  and limit the maximum period of each one at any time.

4. Once the  Chairman  considers  an item to be  sufficiently  debated,  he will submit it to the vote.

Article 16 - Method of passing resolutions

1.  Resolutions  shall be passed by a majority of votes validly  cast,  provided they represent  one-third of the votes  corresponding to the holdings into which the Company capital is divided. No blank votes shall be counted.

2. The removal of members of the Board  shall  require  the  favourable  vote of two-thirds  of the votes  corresponding  to the holdings  into which the Company capital is divided.

3. Resolutions on the exclusion of partners and resolutions on authorization for directors to dedicate themselves on their own behalf or on someone else's behalf to the same,  similar or complementary kind of activity as that constituting the
Company  objects  shall also require the  favourable  vote of  two-thirds of the votes corresponding to the holdings into which the Company capital is divided.

4.  Notwithstanding  the provisions laid down in the foregoing  paragraphs,  the following shall require the favourable vote of 80% of the votes corresponding to the holdings into which the Company capital is divided:

1) Resolutions to increase or reduce the capital and any other  amendment to the
Articles, including a change of Company objects;

2) Resolutions on the liquidation of the Company;

3) A change in the type of governing body and the number of members thereof;

4) Resolutions on the acquisition, sale or redemption of holdings;

5) Resolutions relating to situations of Company insolvency;

6) Resolutions on the distribution of dividends;

7) Resolutions on the appointment and dismissal of auditors,  where  applicable, without prejudice to the legal provisions;

8)  Resolutions  on the  transformation,  merger or  hive-off of the Company and abolition of the preferential right to increases in capital.

5. With regard to decisions  over the Company net profits,  net profits shall be deemed to be distributed,  where appropriate,  every year to partners,  unless a resolution against distribution is passed by 80% of the Company capital,  always according to the balance sheet approved and always observing the  appropriations to be made beforehand, according to the current legislation.

SECTION 2 - GOVERNING BODY

Article 17 - Structure of the governing body

1. The Company shall be managed, as decided by the General Meeting, according to the legal provisions, by a Board of Directors, with a minimum of three directors and a maximum of six.

2. The General Meeting shall have sole competence to appoint the directors.

3.  Alternative  directors  may be  appointed  in case  any of them  cease to be directors.

Article 18 - Subjective conditions, non-remuneration and period of office

1. It shall not be  necessary to be a partner to be appointed as a member of the governing body.

2. Members of the governing body shall hold office for an indefinite period.

3. The position of member is free.

Article 19 - Management powers

1. The governing body shall represent the Company in and out of court and in all acts included in the Company objects.

2. The governing  body shall have  competence  over any matters  relating to the management,  representation  and  administration  of the Company,  including all types of acts of disposal.

Article 20 - Power of representation

The governing body shall hold the power of representation in and out of court in the manner laid down by law.

Article  21 - Duties of the Board of Directors

1. The Board of Directors  shall appoint its Chairman and, as an option,  one or more Vice Chairmen.  If there is more than one Vice  Chairman,  each of the Vice
Chairmen shall be numbered. The priority of the number shall determine the order in which the Vice Chairmen  substitute the Chairman in the event of his absence, incapacity or vacancy.

2. The Board of Directors  shall appoint a Secretary  and, as an option,  a Vice
Secretary,  who need not be a director, in which case he shall have the right to speak but not vote.  The Vice  Secretary  shall  substitute the Secretary in the event of his absence, incapacity or vacancy.

Article 22 - Notice of meetings of the Board of Directors

1. The Board of Directors  shall be convened by the Chairman or, in the event of his death, absence, incapacity or impossibility,  by the Vice Chairman, whenever he considers it necessary or advisable,  a meeting having to be held every three months.  The meeting shall necessarily be called whenever  requested by at least one member of the  governing  body.  If 14 days  elapse  following  receipt of a request without the Chairman calling a Board meeting,  the meeting may be called by the member of the Board requesting the meeting.

2. The notice shall indicate the agenda for the meeting.

3. The  notice  shall be sent by letter  with  acknowledgment  of receipt to the address of each of the members of the Board included in the Company records,  at least 15 days prior to the date specified for the meeting.

Notice shall not be necessary if all the members of the Board of Directors  have been called at the previous meeting.

4. The Board of Directors  shall be deemed to be validly formed without the need for notice if all its members are present or represented and  unanimously  agree to hold the meeting.

5. Written  ballot with no meeting shall only be accepted when no member objects to such procedure.

Article 23 - Place of the Board meeting

The Board of Directors shall hold meetings at the Company  domicile,  unless the notice indicates any other place.  Notices  indicating a place abroad shall only be valid if no member objects thereto.

Article 24 - Formation of the Board of Directors

1. The Board of Directors shall be validly formed to deliberate and agree on any matter when five members  thereof are present or  represented  on the day of the
General Meeting, even if such number is not covered in full or even if vacancies subsequently arise.

2. The members of the Board of Directors may only delegate their  representation to other members of the Board.

3.  Representation  shall be  conferred  in writing  and  specifically  for each meeting.

Article 25 - Agenda of the Board of Directors

The Board of Directors may  deliberate and pass  resolutions on matters  falling within its competence, even if not included in the agenda given in the notice.

Article 26 - Method of  deliberating  and  passing  resolutions  of the Board of
Directors

1. The Chairman  shall submit the items on the agenda for  deliberation.  Any of the  members of the Board,  prior to the  meeting or during the course  thereof, shall be entitled to submit any other matter for deliberation and voting, in the order determined by the Chairman in his prudent opinion.

2. Once the Chairman considers an item to be sufficiently  debated, he shall put it to the vote,  each  member of the Board  present or  represented  holding one vote.

3. Resolutions  shall be passed by an absolute  majority of members of the Board attending personally or by proxy.

4. Notwithstanding the foregoing, the adoption of resolutions on the matters set out below  shall  require  the  favourable  vote of at least  two-thirds  of the members of the Board of Directors:

1) Contracting new loans granting financing not required for the ordinary course of Company business;

2) Amending contracts previously signed by the Company;

3) Granting guarantees in favour of the Company or other persons;

4) Without prejudice to the provisions set out in the foregoing paragraphs,  the formation of mortgages or any type of real or personal guarantee, as well as the formation of any lien on the assets or income of the Company on any account;

5)  Granting  loans or credits  in favour of third  parties,  apart from  credit granted as a result of the ordinary course of business;

6) Contracting with any partner or with the affiliated company of any partner;

7) Disposal of any of the Company's tangible fixed assets;

8) Any contracting falling outside ordinary Company business;

9) Both the  commencement  and the filing of disputes or defences in relation to claims made in law or through arbitration.

10) The approval and alteration of budgets;

11) Incurring  any expense  exceeding  that  budgeted  for,  apart from cases of proven urgency or legal or contractual  obligation validly contracted  according to these Articles;

12) Engaging employees;

13) The acquisition or disposal of shares or holdings in other companies;

14) Establishing long-term agreements requiring notice periods of at least three months for giving notice of termination  of the agreement or comprising  serious or unquantifiable risks on the date of formalization of such agreements;

15) Arranging  contracts  whose global price for the Company  exceeds the sum of
5,000,000 pesetas.

Article 27 - Delegation of powers

1. The Board of Directors may permanently  delegate all or part of its powers to an executive committee and to one or more managing directors,  and determine the members of its Board forming the delegated body.

2. The permanent  delegation of powers and  determining the members of the Board to occupy such posts shall  require the  favourable  vote of  two-thirds  of the number of members of the Board fixed by the General  Meeting at the time for the composition of such body,  even if such number is not covered in full or even if vacancies subsequently arise.

3. The  managing  directors  shall be  expressly  required to inform each of the members of the daily management of the Company.

PART IV

DISSOLUTION AND LIQUIDATION OF THE COMPANY

Article 28 - Dissolution and liquidation of the Company

The Company shall be dissolved for the reasons and with the effects laid down by law.

Article 29 - Liquidators

Once the Company is dissolved,  all the members currently  appointed and entered in the Commercial  Register shall automatically  become liquidators,  unless the
Company  has  appointed  other  liquidators  on  agreeing  to  dissolution.  The liquidators  shall  act  immediately  according  to the  specific  rules  of the structure then held by the governing body.

Article 30 - Power of representation of the dissolved Company

In the event of dissolution of the Company, the power of representation shall be
held  by  the  liquidators   jointly,   whatever  the  rules  on  the  power  of
representation attributed to the governing body.